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                                                                     Exhibit 5.1

                 OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                     PARK AVENUE TOWER, 65 EAST 55TH STREET
                            NEW YORK, NEW YORK 10022
                                 (212) 451-2300
                            FACSIMILE (212) 451-2222
                                www.olshanlaw.com
                                                         NEW JERSEY OFFICE
                                                     2001 ROUTE 46, SUITE 202
                                                   PARSIPPANY, NEW JERSEY 07054
                                                          (973) 335-7400
                                                     FACSIMILE (973) 335-8018


                                January 21, 2005


NuCO2 Inc.
2800 S.E. Market Place
Stuart, Florida  34997

            Re: Registration Statement on Form S-3

Ladies and Gentlemen:

            We have acted as counsel to NuCO2 Inc., a Florida corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3, dated the date hereof (as amended from time to time, the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the registration of up to $150,000,000 aggregate offering price of (i) one or more series of senior, senior subordinated or subordinated debt securities of the Company (the "Debt Securities"), (ii) one or more series of preferred stock of the Company, no par value per share (the "Preferred Stock"), (iii) shares of common stock of the Company, $.001 par value per share (the "Common Stock"), and (iv) warrants to purchase Debt Securities, Common Stock or Preferred Stock (the "Warrants"). The Debt Securities, Preferred Stock, Common Stock and Warrants are collectively referred to herein as the "Securities." The Debt Securities may be issued pursuant to one or more indentures (collectively, the "Indentures") between the Company and a trustee (each, a "Trustee"). This opinion letter is being delivered at your request in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

            You have provided us with a draft prospectus (the "Prospectus"), which is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a "Prospectus Supplement").

            In connection with this opinion, we have examined the Company's Amended and Restated Articles of Incorporation, as amended (the "Amended Articles") and By-Laws, the Registration Statement and such other documents as we have considered appropriate for purposes of this opinion.

            We have also reviewed such other matters of law and examined and relied upon such other documents, records and certificates as we have deemed relevant hereto. In all such
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January 21, 2005
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examinations we have assumed conformity with the original documents of all documents submitted to us as conformed or photostatic copies, the authenticity of all documents submitted to us as originals and the genuineness of all signatures on all documents submitted to us. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

            On the basis of the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

            (1) The Company has the authority pursuant to the Amended Articles to issue up to 30,000,000 shares of Common Stock. Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by the Business Corporation Act of the State of Florida (the "Florida BCA") and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, and when the Registration Statement and any required post-effective amendment thereto, including any and all Prospectus Supplement(s) required by applicable laws, have all become effective under the Securities Act, and assuming that (i) the terms of such shares as issued are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) the Company has a sufficient number of authorized but unissued shares under the Amended Articles at the time of issuance, (iii) such shares as issued do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (iv) such shares as issued comply with all requirements and restrictions, if any, applicable to the Company whether imposed by any court or governmental or regulatory body having jurisdiction over the Company and (v) such shares are then issued and sold as contemplated in the Registration Statement, such shares of Common Stock of the Company will be validly issued, fully paid and nonassessable.

            (2) The Company has the authority pursuant to the Amended Articles to issue up to 5,000,000 shares of Preferred Stock. When (a) a series of Preferred Stock has been duly established in accordance with the terms of the Amended Articles and applicable law, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by the Florida BCA and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, and (b) the Registration Statement and any required post-effective amendment thereto, including any and all Prospectus Supplement(s) required by applicable laws, have all become effective under the Securities Act, and assuming that (i) the terms of such shares as issued are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) the Company has a sufficient number of authorized but unissued shares under the Amended Articles at the time of issuance, (iii) such shares as issued do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company (iv) such shares as issued comply with all requirements and restrictions, if any, applicable to the Company whether imposed by any court or governmental or regulatory body having jurisdiction over the Company and (v) such shares are then issued and sold as contemplated in the Registration Statement, such
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January 21, 2005
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shares of such series of Preferred Stock of the Company will be validly issued, fully paid and nonassessable.

            (3) When (a) the Debt Securities have been duly established in accordance with the applicable Indenture and applicable law, and upon adoption by the Board of Directors of the Company, as applicable, of a resolution in form and content as required by the Florida BCA and upon due authentication, execution and delivery by the Trustee of the Debt Securities on behalf of the Company, as applicable, against payment therefor in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, and (b) the Registration Statement and any required post-effective amendment thereto, including any and all Prospectus Supplement(s) required by applicable laws, have all become effective under the Securities Act, and assuming that (i) the terms of the Debt Securities as authenticated, executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) the Debt Securities as authenticated, executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (iii) the Debt Securities as authenticated, executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company and (iv) the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

            (4) When (a) the Warrants have been duly executed and delivered in accordance with applicable law, and upon adoption by the Company's Board of Directors of a resolution in form and content as required by the Florida BCA and upon issuance and delivery of and payment for the Warrants in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, and (b) the Registration Statement and any required post-effective amendment thereto, including any and all Prospectus Supplement(s) required by applicable laws, have all become effective under the Securities Act, and assuming that (i) the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) the Warrants as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (iii) the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company and (iv) the Warrants are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

            We are members of the Bar of the State of New York. We express no opinion as to any other laws, statutes, regulations or ordinances other than those of the State of New York and the Florida BCA. In rendering our opinion as it relates to the laws of the State of Florida, we have relied solely upon a review of the Constitution of the State of Florida and the Florida BCA,
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January 21, 2005
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but not to the extent affected by other noncorporate law, and reported judicial decisions in the State of Florida related to the subject matter of this opinion. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes that may hereafter occur. This opinion is being furnished solely for the Company's benefit in connection with the issuance, offer and sale of the Securities and is not to be used, quoted or otherwise referred to for any other purpose without our prior written consent.

            In respect of our opinion set forth in paragraphs (3) and (4) above, we express no opinion as to the effect of (i) any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally or (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance, injunctive relief or other equitable relief, whether considered in a proceeding in equity or at law.

            We assume for purposes of this opinion that the Trustee for each applicable Indenture is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the applicable Indenture; that the applicable Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as Trustee under the applicable Indenture, with all applicable laws and regulations and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the applicable Indenture.

            We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference made to our firm under the caption "Legal Matters" in the Prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby concede that our firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

            Robert L. Frome, a director, optionholder and shareholder of the Company, is a partner of this firm. Other members of this firm are shareholders of the Company.

                           Very truly yours,

                           /s/ Olshan Grundman Frome Rosenzweig & Wolosky LLP
                           --------------------------------------------------
                           OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP